                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Central Parking Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       [CENTRAL PARKING CORPORATION LOGO]

                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212

To Our Shareholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Shareholders of Central Parking Corporation.

     As shown in the formal notice enclosed, the meeting will be held on Tuesday, February 15, 2000 at 10:00 a.m. (Central Standard Time) at our corporate headquarters in Nashville, Tennessee. The purpose of this year's meeting is to elect directors, approve an increase in the shares reserved for issuance under the Company's stock option plans, and to transact such other business as may properly come before the meeting. The meeting will include a report on Central Parking Corporation's activities for the fiscal year ended September 30, 1999, and there will be an opportunity for comments and questions from shareholders.

     Whether or not you plan to attend the meeting, it is important that you are represented and that your shares are voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of shareholders who are late sending in their proxy cards.

                                        Sincerely,

                                        /s/ MONROE J. CARELL, JR.
                                        Monroe J. Carell, Jr.
                                        Chairman of the Board
                                        and Chief Executive Officer

January 14, 2000

                          CENTRAL PARKING CORPORATION
                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 15, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Central Parking Corporation, a Tennessee corporation (the "Company"), will be held at the Company's headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Tuesday, February 15, 2000, at 10:00 a.m. (Central Standard Time) (the "Annual Meeting") for the following purposes:

     1. To elect nine directors for the term ending at the Annual Meeting of Shareholders to be held in 2001;

     2. To approve an amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel to increase the number of shares reserved for issuance under the plan by 1,500,000 shares of common stock;

     3. To approve an amendment to the Company's 1995 Nonqualified Stock Option Plan for Directors to increase the number of shares reserved for issuance under the plan by 250,000 shares of common stock; and

     4. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

     The Board of Directors has fixed the close of business on January 3, 2000 as the record date for determining the holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     The common stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.

                                          By Order of the Board of Directors

                                          /s/ HENRY J. ABBOTT
                                          Henry J. Abbott

                                          Secretary

Nashville, Tennessee
January 14, 2000

                 YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
                          DATE AND RETURN YOUR PROXY.

                          CENTRAL PARKING CORPORATION
                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 15, 2000

                       INTRODUCTION AND VOTING PROCEDURES

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Central Parking Corporation, a Tennessee corporation ("Central Parking" or the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Tuesday, February 15, 2000, at 10:00 a.m. (Central Standard Time) and at any continuations and adjournments thereof (the "Annual Meeting"). This Proxy Statement is first being mailed on or about January 14, 2000, to holders of the common stock, par value $.01 per share, of the Company (the "Common Stock") of record at the close of business on January 3, 2000. The cost of this solicitation will be borne by the Company.

     The shares of Common Stock held by each shareholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at its headquarters or by the shareholder personally attending and voting his or her shares at the meeting.

     The Board has fixed the close of business on January 3, 2000, as the record date for the meeting. Only shareholders of record at the close of business on January 3, 2000, are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 36,837,177 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting) is required for any vote taken at the meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of a plurality of the shares of Common Stock cast is required for the election of directors and the affirmative vote of the holders of a majority of the shares of Common Stock cast is required for the approval of any other matter submitted to a vote of the shareholders at the meeting. Under Tennessee law, abstentions are treated as present and entitled to vote and, therefore, will be counted in determining whether a quorum is present, but will have no effect on the outcome of any votes. A broker non-vote (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) will not be counted in determining whether a quorum is present, and will have no effect on the outcome of any votes.

     The Annual Report to Shareholders of the Company for the fiscal year ended September 30, 1999, including audited consolidated financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all holders of Common Stock of record at the close of business on January 3, 2000. In addition, the Company has provided (at Company expense) brokers, dealers, banks, voting trustees and their nominees with additional copies of the Proxy Statement and the Annual Report for distribution to beneficial owners of the Company's Common Stock as of the record date. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "FORM 10-K") (BUT WITHOUT EXHIBITS TO THE FORM 10-K) MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO RANDY HUNLEY, INVESTOR RELATIONS DEPARTMENT, 2401 21ST AVENUE SOUTH, SUITE 200, NASHVILLE, TENNESSEE 37212; (615) 297-4255; OR ON THE INTERNET AT RHUNLEY@PARKING.COM.

     EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO THE 1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL AND FOR THE APPROVAL OF THE AMENDMENT TO THE 1995 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS. Management does not know of any other matters that will be presented for action at the Annual Meeting of Shareholders. If any other matter does come before the Annual Meeting of Shareholders, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

                                  PROPOSAL I.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

                                        DIRECTOR    POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
             NAME AND AGE                SINCE                EXPERIENCE FOR LAST FIVE YEARS
             ------------               --------   -----------------------------------------------------
Monroe J. Carell, Jr., 68.............    1979     Chief Executive Officer and Chairman of the Board of
                                                     Directors of the Company for more than 20 years.
                                                     Mr. Carell has served as a trustee of Vanderbilt
                                                     University since 1991 and is a life member of the
                                                     Urban Land Institute.
James H. Bond, 57.....................    1990     Mr. Bond has been employed by the Company since 1971
                                                     in various positions including general manager and
                                                     regional manager. He has served as President, Chief
                                                     Operating Officer, and a member of the Board of
                                                     Directors of the Company since October 1990. Mr.
                                                     Bond is also a member of the Urban Land Institute
                                                     and serves on the Board of Trust for the Tennessee
                                                     Repertory Theater.
William S. Benjamin(1), 35............    1999     Mr. Benjamin was appointed to the Board of Directors
                                                     of the Company in June 1999. Mr. Benjamin is a
                                                     partner in Apollo Real Estate Advisors, a real
                                                     estate investment firm. He joined Apollo in 1995.
                                                     From 1986 to 1995, Mr. Benjamin was with the Real
                                                     Estate Finance Group of Bankers Trust New York
                                                     Corp. Mr. Benjamin serves as a director of a number
                                                     of privately held real estate firms in the United
                                                     States and the United Kingdom.
Cecil Conlee, 63......................    1996     Mr. Conlee has served as Chairman and Chief Executive
                                                     Officer of CGR Advisors, which provides real estate
                                                     investment advice and portfolio management
                                                     services, since January 1990. Mr. Conlee serves on
                                                     the Board of Directors of Oxford Industries, Inc.
                                                     and Cornerstone Properties Inc. Mr. Conlee serves
                                                     as a trustee of Vanderbilt University. Mr. Conlee
                                                     is a member and past trustee of the Urban Land
                                                     Institute, a director of Central Atlanta Progress
                                                     and The Southern Center for International Studies.
Marc L. Davidson(1), 40...............    1999     Mr. Davidson was appointed to the Board of Directors
                                                     in June 1999. Mr. Davidson is a portfolio manager
                                                     in the Private Equity Investment Group of AEW
                                                     Capital Management, L.P., a real estate investment
                                                     firm. Mr. Davidson joined AEW in 1995. Prior to
                                                     joining AEW, Mr. Davidson worked in senior
                                                     financial positions with Coopers & Lybrand,
                                                     Winthrop Management, The Linpro Company and Charter
                                                     Development.

                                        DIRECTOR    POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
             NAME AND AGE                SINCE                EXPERIENCE FOR LAST FIVE YEARS
             ------------               --------   -----------------------------------------------------
Lewis Katz(2), 58.....................    1998     Mr. Katz was appointed to the Board of Directors of
                                                     the Company in May 1998. Mr. Katz is principal
                                                     owner of the New Jersey Nets, a National Basketball
                                                     Association franchise. He served as the Chief
                                                     Executive Officer of Kinney System Holding Corp., a
                                                     parking services company, from November 1990 until
                                                     the Company acquired Kinney in February 1998. Mr.
                                                     Katz serves as a director of Orleans Homebuilders,
                                                     Inc. (formerly FPA corporation), a residential real
                                                     estate development company.
Edward G. Nelson, 68..................    1993     Mr. Nelson formed Nelson Capital Corp., a merchant
                                                     banking firm, in 1985, and has served as the
                                                     President and Chairman of the Board of such firm
                                                     since its organization. Mr. Nelson serves as a
                                                     director of Advocat Inc., a long-term care facility
                                                     owner and operator; ClinTrials Research Inc., a
                                                     clinical research organization; and Berlitz
                                                     International, Inc., a language services company.
                                                     Mr. Nelson also serves as a trustee of Vanderbilt
                                                     University.
William C. O'Neil, Jr., 65............    1993     Mr. O'Neil served as Chairman of the Board,
                                                     President, and Chief Executive Officer of
                                                     ClinTrials Research Inc., a clinical research
                                                     organization, from October 1989 to January 1998.
                                                     Mr. O'Neil currently serves as Chairman of the
                                                     Board of ATRIX Laboratories, Inc., a drug delivery
                                                     company, and is a private investor. He is a
                                                     director of Advocat Inc., Sigma Aldrich Corporation
                                                     and American HealthCorp., Inc.
Julia Carell Stadler, 40..............    1999     Mrs. Stadler was employed in various capacities by
                                                     the Company from 1981 to 1986. Mrs. Stadler serves
                                                     as a director of Vanderbilt Children's Hospital and
                                                     has been involved in a number of fundraising
                                                     activities for Cheekwood Botanical Gardens and
                                                     Museum of Art, Inc. and other charities in
                                                     Nashville. Mrs. Stadler is the daughter of Monroe
                                                     J. Carell, Jr., Chairman and Chief Executive
                                                     Officer of the Company.

---------------

(1) The agreement and plan of merger (the "Merger Agreement") by and among the Company, Central Merger Sub, Inc., Allright Holdings, Inc., Apollo Real Estate Investment Fund II, L.P. ("Apollo") and AEW Partners, L.P, ("AEW"), dated as of September 21, 1998, and amended as of January 5, 1999, provides that Apollo and AEW are each entitled to designate one individual to the Company's Board of Directors. Apollo designated Mr. Benjamin as its nominee to the Board and AEW designated Mr. Davidson as its nominee to the Board. Messrs. Benjamin and Davidson were appointed to the Board in June 1999. The Merger Agreement further provides that if at anytime Apollo or AEW, with their respective affiliates, individually own, directly or indirectly, less than $50,000,000 worth of the Company's Common Stock, the Company shall, at the next election of the Board of Directors, have the right to decrease the number of appointees to the Board that may be made by the shareholder failing to meet such threshold from one to none. For purposes of calculating the value of the Company's Common Stock, the number of shares held by such holder will be multiplied by the average of the closing sale prices per share of the Company's Common Stock on the New York Stock Exchange for the prior 20 trading days.
(2) Mr. Katz was appointed to the Board of Directors pursuant to the terms of an agreement entered into in connection with the Company's acquisition of Kinney System Holding Corp. in February 1998. Under this agreement, the Company agreed to use its best efforts to cause the Board to recommend Mr. Katz, or in the event of the disability or death of Mr. Katz, a designee, for election to the Board, for a period of three years after the date of the acquisition.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE ON EACH DIRECTOR IS NECESSARY FOR HIS OR HER ELECTION.

                                  PROPOSAL II.

     INCREASE IN SHARES RESERVED FOR ISSUANCE UNDER THE 1995 INCENTIVE AND
                NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL

     Under the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel (the "Key Personnel Plan"), options to purchase shares of Common Stock are available for grant (i) to directors, key employees (including officers), consultants, and advisors of the Company and its subsidiaries as an incentive to such personnel and (ii) as substitute stock options for outstanding stock options granted by companies acquired by Central Parking. The Key Personnel Plan became effective on the date of the Company's initial public offering in 1995. All fourteen executive officers (two of whom are directors) and approximately 231 key employees currently hold options granted under the Key Personnel Plan. The Key Personnel Plan originally allowed for the issuance of options to purchase up to 1,417,500 shares of Common Stock (adjusted for stock splits), in the aggregate, when taken together with the shares available for issuance under the Company's 1995 Restricted Stock Plan (the "Restricted Stock Plan"). The Key Personnel Plan was amended in March 1998 to increase the number of shares reserved for issuance under the plan to 2,317,500.

     On December 15, 1999, the Company's Board of Directors approved an amendment to the Key Personnel Plan to increase the number of shares of Common Stock reserved for issuance under such plan by 1,500,000, so that the total number of shares available for issuance under the Key Personnel Plan and the Restricted Stock Plan would be 3,817,500. This amendment has been recommended by the Board of Directors for approval by the Company's shareholders. The amendment will provide the flexibility to award additional options under the Key Personnel Plan and additional restricted stock under the Restricted Stock Plan as an incentive in attracting and retaining key personnel. As of December 31, 1999, options to purchase 1,378,546 shares remain outstanding under the Key Personnel Plan at exercise prices ranging from $8.00 to $50.375 per share. At such date, the per share market value of the Common Stock underlying such outstanding options was $19.125.

     The Key Personnel Plan is administered by the Board of Directors. Subject to certain limitations, the Board of Directors has the authority to determine the recipients of stock options and the terms of options granted under the plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered or to be rendered by option recipients, and their past, present or potential contributions to the Company.

     Options granted under the Key Personnel Plan generally vest ratably over a four-year period after the date of grant and expire on the tenth anniversary of the date of grant. The vesting of certain options may be accelerated if the Company achieves 102% of targeted earnings per share in a given year. The maximum term of any option granted pursuant to the Key Personnel Plan is 10 years except that incentive options granted to persons who beneficially own ten percent or more of the Company's outstanding Common Stock will not have terms in excess of five years. Shares subject to options granted under the Key Personnel Plan which expire, terminate, or are cancelled without having been exercised in full become available again for option grants.

     The Key Personnel Plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. In the case of incentive options granted to persons who beneficially own ten percent (10%) or more of the Company's outstanding Common Stock, the exercise price must not be less than 110% of such fair market value. The exercise price of substitute stock options will be determined based on the exchange ratio of the underlying transaction. Options are nontransferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, unrestricted shares of Common Stock or any combination thereof, at the discretion of the holder. In the event an option holder is terminated as an employee by reason of disability or death, the holder or his or her representative may exercise the vested portion of the option for a period of 12 months following such termination unless the Board of Directors elects, in it sole discretion, to extend the exercise period. In the event the option holder is terminated as an employee for any reason other than disability, death or "cause" (as defined in the plan), the holder may exercise the vested portion of the option for a period of three months following such termination unless the Board of Directors elects, in its sole discretion, to extend the exercise period. If the employment of an option holder is terminated for "cause", the unexercised options expire immediately.

     Neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee. The tax treatment on the sale of Common Stock acquired upon exercise of an incentive stock option will depend on whether the holding period requirement is satisfied. The holding period is met if the disposition by the optionee occurs (i) at least two years after the date the option is granted or (ii) at least one year after the date the option is exercised, whichever is later. In the case of a deceased employee, the incentive stock option may be exercised by the deceased optionee's legal representative to the extent the deceased optionee would have been entitled to do so at the time of death. The Key Personnel Plan permits the legal representative of any deceased employee to exercise an option for up to one year following the death of the optionee. If the holding period is satisfied, the excess of the amount realized upon sale of the Common Stock over the price paid for these shares will be treated as long-term capital gain. If the optionee disposes of the Common Stock before the holding period is met (a "disqualifying disposition"), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the optionee at the time of disposition, and the Company will be entitled to a corresponding deduction. The balance of the gain, if any, will be a capital gain to the optionee. Any capital gain realized by the optionee will be a long-term capital gain if the optionee's holding period for the Common Stock at the time of disposition is more than one year, otherwise it will be short-term. Although the exercise of an incentive stock option will not result in taxable income to the optionee, the excess of the fair market value of the shares on the date of exercise over the exercise price will be included in the optionee's "alternative minimum taxable income" under Section 56 of the Internal Revenue Code of 1986, as amended (the "Code"). This inclusion might subject the optionee to, or increase his liability for, the alternative minimum tax under Section 55 of the Code.

     No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a nonqualified option under the Key Personnel Plan so long as the option does not have a readily ascertainable fair market value on the date of the grant. Generally, an option has to be traded on an established market or have a value that can otherwise be determined with reasonable accuracy to have a readily ascertainable fair market value. Upon an optionee's exercise of a nonqualified option not taxed at grant, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such risk of forfeiture (unless the optionee makes an election under Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will recognize capital gain to that extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

     A copy of the amendment to the Key Personnel Plan is attached hereto as Exhibit A.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST ON THIS MATTER IS REQUIRED TO APPROVE THE AMENDMENT OF THE KEY PERSONNEL PLAN. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                                 PROPOSAL III.

      INCREASE IN SHARES RESERVED FOR ISSUANCE UNDER THE 1995 NONQUALIFIED
                        STOCK OPTION PLAN FOR DIRECTORS

     Under the Company's 1995 Nonqualified Stock Option Plan for Directors (the "Director Plan"), options to purchase shares of Common Stock are available for grant to non-employee directors of the Company. The Director Plan became effective on the date of the Company's initial public offering in 1995. All eight non-employee directors are eligible to receive options under the Plan and all currently hold options. The Director Plan originally allowed for the issuance of options to purchase up to 225,000 shares (adjusted for stock splits) of Common Stock.

     On December 15, 1999, the Company's Board of Directors approved an amendment to the Director Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 250,000, so that the total number of shares available for issuance upon the exercise of options granted under the Director Plan is 475,000. This amendment has been recommended by the Board of Directors for approval by the Company's shareholders. The amendment will provide the flexibility to award additional options as an incentive in attracting and retaining quality directors. As of December 31, 1999, options to purchase 195,750 shares remain outstanding under the Director Plan at exercise prices ranging from $8.00 to $51.06 per share. At such date, the per share market value of the Common Stock underlying such outstanding options was $19.125.

     The Director Plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. The Director Plan provides that an option to acquire 11,250 shares will be granted to each director upon his initial election to the Board. In addition, each director serving on the Board on the last day of the Company's fiscal year who has served on the Board for at least six months during such fiscal year will be granted an option to purchase 4,500 shares on the last day of such fiscal year. No option may be exercised until the holder has served as a director for at least three months from the date of grant, and options generally become exercisable three or six months after the date of grant. No option may be exercised more than 10 years after the date of grant. In addition to other rights of indemnification, the plan provides that each director will be indemnified by the Company against all costs and expenses reasonably incurred in connection with any action, suit or proceeding to which he may be a party relating to the Director Plan. Options generally are nontransferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, unrestricted shares of Common Stock or any combination thereof. In the event an option holder is terminated as a director by reason of disability or death, the holder or his representative may exercise the vested portion of the option for a period of 12 months following such termination unless the Board of Directors elects, in it sole discretion, to extend the exercise period. In the event the option holder is terminated as a director for any reason other than disability, death or "cause" (as defined in the plan), the holder may exercise the vested portion of the option for a period of three months following termination unless the Board of Directors elects, in its sole discretion, to extend the exercise period. If the service of an option holder is terminated for "cause", the unexercised options expire immediately. Shares subject to options granted under the Director Plan that expire, terminate, or are canceled without having been exercised in full become available again for option grants.

     No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of an option under the Director Plan so long as the option does not have a readily ascertainable fair market value on the date of the grant. Generally, an option has to be traded on an established market or have a value that can otherwise be determined with reasonable accuracy to have a readily ascertainable fair market value. Upon an optionee's exercise of a nonqualified option not taxed at grant, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the stock purchase upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such risk of forfeiture (unless the optionee makes an election under Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

     A copy of the amendment to the Director Plan is attached hereto as Exhibit
B.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST ON THIS MATTER IS REQUIRED TO APPROVE THE AMENDMENT OF THE DIRECTOR PLAN. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                               EXECUTIVE OFFICERS

                                      YEAR OF            POSITIONS WITH THE COMPANY AND BUSINESS
            NAME & AGE              EMPLOYMENT             EXPERIENCE FOR THE LAST FIVE YEARS
            ----------              -----------   -----------------------------------------------------
Monroe J. Carell, Jr., 68.........     1967       Chief Executive Officer and Chairman of the Board
                                                    since 1979.
James H. Bond, 57.................     1971       President, Chief Operating Officer and a member of
                                                    the Board since 1990. Prior to 1990, Mr. Bond
                                                    served in various positions with the Company,
                                                    including regional manager and Senior Vice
                                                    President.
Emanuel J. Eads, 48...............     1974       Executive Vice President since August 1998. Mr. Eads
                                                    served as Senior Vice President from March 1984
                                                    until his appointment as Executive Vice President.
                                                    Mr. Eads previously served in various positions
                                                    with the Company, including general and regional
                                                    manager.
Stephen A. Tisdell, 48............     1993       Chief Financial Officer since 1993.
Daniel H. Baldwin, 49.............     1999       Senior Vice President since March 1999. Mr. Baldwin
                                                    served in various positions with Allright
                                                    Corporation prior to the merger of Central Parking
                                                    and Allright in March 1999, including Senior Vice
                                                    President, Director, and regional and general
                                                    manager. Mr. Baldwin joined Allright in 1972.
Bijan Eghtedari, 39...............     1988       Senior Vice President since November 1998. Mr.
                                                    Eghtedari served as Regional Vice President from
                                                    December 1997 until November 1998 and as regional
                                                    manager from May 1994 until December 1997. He
                                                    previously served in various positions with the
                                                    Company, including general manager.
Mark Huth, 40.....................     1989       Senior Vice President -- New York Operations since
                                                    October 1999. Mr. Huth served as Regional Vice
                                                    President -- New York Region from January 1999
                                                    through October 1999, and as Regional Vice
                                                    President -- San Francisco Region from March 1996
                                                    through December 1998. He previously served in
                                                    various positions with the Company, including
                                                    regional and general manager.
Alan J. Kahn, 39..................     1982       Senior Vice President -- European Operations since
                                                    April 1996. Mr. Kahn previously served in various
                                                    other positions with the Company, including general
                                                    and regional manager.
Daniel McKee, 45..................     1999       Senior Vice President since March 1999. Mr. McKee
                                                    served in various positions with Allright
                                                    Corporation prior to the merger of Central Parking
                                                    and Allright in March 1999, including Vice
                                                    President and Director. Mr. McKee joined Allright
                                                    in 1979.

                                      YEAR OF            POSITIONS WITH THE COMPANY AND BUSINESS
            NAME & AGE              EMPLOYMENT             EXPERIENCE FOR THE LAST FIVE YEARS
            ----------              -----------   -----------------------------------------------------
Benjamin F. Parrish, Jr., 43......     1998       Senior Vice President and General Counsel since
                                                    August 1998. From 1993 to 1998, Mr. Parrish served
                                                    as Senior Vice President and General Counsel of
                                                    Smith & Nephew, Inc., a medical products company.
William R. Porter, 45.............     1996       Senior Vice President -- Acquisitions since November
                                                    1996. From 1991 to 1996, Executive Vice
                                                    President -- Marketing, Ace Parking, a parking
                                                    management company.
Gregory A. Susick, 40.............     1989       Senior Vice President since 1996. Mr. Susick
                                                    previously served in various positions with the
                                                    Company, including general and regional manager.
Jeff L. Wolfe, 40.................     1987       Senior Vice President since May 1994. Mr. Wolfe
                                                    previously served in various positions with the
                                                    Company, including general and regional manager.
Benjamin D. Wolfley, 39...........     1998       Vice President -- Controller since February 1998.
                                                    From 1993 to 1998, Mr. Wolfley served as Chief
                                                    Financial Officer, Vice President -- Finance and
                                                    Controller of Kyzen Corporation, a specialty
                                                    chemical manufacturer.

                OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

     The table below sets forth certain information regarding the beneficial ownership of the Common Stock as of December 31, 1999, of (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each director, nominee and Named Executive Officer, and (iii) all directors, nominees and executive officers of the Company as a group. On that date, 36,837,177 shares were outstanding. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares of the Common Stock indicated.

                                                               AMOUNT AND
                                                                NATURE OF
                                                               BENEFICIAL
                         BENEFICIAL                           OWNERSHIP(1)      PERCENT(1)
                         ----------                           -------------     ----------
Monroe J. Carell, Jr........................................    8,577,019(2)       23.3%
  2401 21st Avenue South, Suite 200, Nashville,
  Tennessee 37212
The Carell Children's Trust(3)..............................    7,149,104          19.4%
  800 Nashville City Center, 511 Union, Nashville,
  Tennessee 37219
Apollo Real Estate Investment Fund II, L.P..................    3,346,627           9.1%
  c/o Apollo Real Estate Advisors II, L.P.
  Two Manhattanville Road, Purchase,
  New York 10577
AEW Partners, L.P...........................................    3,346,627           9.1%
  225 Franklin Street, Boston,
  Massachusetts 02110
James H. Bond...............................................      328,446(4)          *
William S. Benjamin.........................................       11,370(5)          *
Cecil Conlee................................................       27,874(6)          *
Marc L. Davdison............................................       11,370(7)          *
Edward G. Nelson............................................       35,254(8)          *
William C. O'Neil, Jr.......................................       36,304(9)          *
Lowell Harwood..............................................       35,131(10)         *
Emanuel J. Eads.............................................       33,691(11)         *
Alan J. Kahn................................................       25,496(12)         *
Gregory A. Susick...........................................       23,338(13)         *
Lewis Katz..................................................      679,258(14)       1.8%
Julia Carell Stadler........................................    1,990,740(15)       5.4%
Directors and executive officers as a group (21 persons)....   10,013,545(16)      27.2%

---------------

   * Indicates less than 1%.
 (1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after the date set forth above, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
 (2) Includes options to purchase 18,060 shares of Common Stock granted pursuant to the Key Personnel Plan and 149,999 shares held by the Monroe Carell, Jr. Foundation. Excludes 7,149,104 shares held by The Carell Children's Trust and other family trusts with respect to which Mr. Carell disclaims beneficial ownership. See footnote 3.

 (3) The Carell Children's Trust is a trust created by Mr. Carell in 1987 for the benefit of his children. The trustee is Equitable Trust Company.
 (4) Includes 267,750 shares of restricted stock granted under the Company's 1995 Restricted Stock Plan in connection with Mr. Bond's Performance Agreement, 2,250 shares held by his spouse, 2,275 shares held by the Emily Bond Trust of which Mrs. Bond is trustee, 333 shares held by his daughter and options to purchase 33,500 shares of Common Stock granted pursuant to the Company's Key Personnel Plan.
 (5) Includes 120 shares of restricted stock and options to purchase 11,250 shares of Common Stock. The amount indicated excludes shares held by Apollo Real Estate Investment Fund II, L.P. ("Apollo"). Mr. Benjamin is a limited partner in Apollo with an ownership interest of approximately 1.1%. In addition, Mr. Benjamin is a partner in Apollo Real Estate Advisors II, L.P., which is a general partner of Apollo. Mr. Benjamin disclaims beneficial ownership of shares of Common Stock held by Apollo or its affiliates.
 (6) Includes 948 shares of restricted stock and options to purchase 24,750 shares of Common Stock.
 (7) Includes 120 shares of restricted stock and options to purchase 11,250 shares of Common Stock. The amount indicated excludes shares held by AEW Partners, L.P. ("AEW"). Mr. Davidson is a portfolio manager in the Private Equity Investment Group of AEW Capital Management, L.P., an affiliate of AEW. Mr. Davidson disclaims beneficial ownership of shares of Common Stock held by AEW or its affiliates.
 (8) Includes 4,500 shares held by Mr. Nelson's spouse, of which Mr. Nelson disclaims beneficial ownership, 149 shares of restricted stock and options to purchase 24,750 shares of Common Stock.
 (9) Includes 149 shares of restricted stock and options to purchase 24,750 shares of Common Stock.
(10) Includes 445 shares of restricted stock and options to purchase 15,750 shares of Common Stock.
(11) Includes options to purchase 25,124 shares of Common Stock.
(12) Includes options to purchase 20,624 shares of Common Stock.
(13) Includes options to purchase 20,624 shares of Common Stock.
(14) Includes 667,779 shares of Common Stock owned by a partnership of which Mr. Katz is a general partner, options to purchase 11,250 shares of the Company's Common Stock and 149 shares of restricted stock.
(15) Includes options to purchase 11,250 shares of Common Stock, 149 shares of Restricted Stock, 81,630 shares held by the 1996 Carell Grandchildren's Trusts with respect to which Mrs. Stadler is a co-trustee, 20,000 shares held by the Julia Carell Stadler Foundation with respect to which Mrs. Stadler serves on the Board of Trustees and 1,889,014 shares held by various trusts of which Mrs. Stadler serves on the committee which has investment power with respect to Central Parking Common Stock held by such trusts. This amount excludes 7,149,104 shares held by The Carell Children's Trust with respect to which Mrs. Stadler is a beneficiary. See footnote 3. This amount also excludes 3,119 shares held by her spouse and trusts for the benefit of Mrs. Stadler's children of which Mrs. Stadler disclaims beneficial ownership.
(16) Includes options to purchase 353,681 shares of the Company's Common Stock and 269,979 shares of Restricted Stock.

                             EXECUTIVE COMPENSATION

     The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of Central Parking's Chief Executive Officer and the persons who, during fiscal 1999, were the four other most highly compensated executive officers of Central Parking (the "Named Executive Officers") for all services rendered in all capacities to Central Parking for the fiscal years indicated.

SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                             AWARDS
                                                  ANNUAL COMPENSATION               -------------------------
                                      -------------------------------------------                 SECURITIES
                                                                       OTHER        RESTRICTED    UNDERLYING    ALL OTHER
           NAME AND                                                ANNUAL COMPEN-      STOCK       OPTIONS/      COMPEN-
      PRINCIPAL POSITION       YEAR   SALARY($)(1)   BONUS($)(1)    SATION($)(2)    AWARD(S)($)   SARS (#)(3)   SATION($)
      ------------------       ----   ------------   -----------   --------------   -----------   -----------   ---------
Monroe J. Carell, Jr.......... 1999     500,000        170,006             --               --      10,000        5,427(4)
  Chairman and Chief           1998      66,476        500,000             --               --       6,147        8,027(5)
  Executive Officer            1997      66,476        500,000             --               --       9,413        8,505(6)
James H. Bond................. 1999     425,000        240,850             --               --       8,000        9,020(7)
  President and Chief          1998      52,300        800,000             --               --       9,000        5,213(7)
  Operating Officer            1997      52,300        800,000             --               --       9,000        5,690(7)
Emanuel J. Eads............... 1999     325,000        181,311             --               --       6,000        9,015(8)
  Executive Vice               1998      45,000        600,000         16,125               --       6,750        5,203(8)
  President                    1997      45,000        600,000         16,125               --       6,750        5,679(8)
Alan J. Kahn.................. 1999     250,500        433,560             --               --       6,000        5,416(9)
  Senior Vice President        1998     248,010        421,467             --               --       6,750        5,175(9)
                               1997     228,676        277,010             --               --       6,750        5,649(9)
Gregory A. Susick............. 1999     215,000        113,373             --               --       6,000        8,990(10)
  Senior Vice President        1998      80,000        300,000         15,675               --       6,750        5,148(10)
                               1997      80,000        135,095          8,066               --       6,750        5,619(10)

---------------

 (1) Includes amounts deferred under the Company's Profit Sharing and 401(k) Savings Plan and the Deferred Stock Unit Plan.
 (2) These amounts represent the dollar value of premium shares awarded under the Company's Deferred Stock Unit Plan.
 (3) These amounts represent the number of shares subject to options granted in fiscal 1999, 1998 and 1997, respectively, under the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel. No stock appreciation rights were granted under this plan.
 (4) Includes $2,627 allocated to Mr. Carell under the Company's Profit Sharing and 401(k) Savings Plan and $2,800 in insurance premiums.
 (5) Includes $5,227 allocated to Mr. Carell under the Company's Profit Sharing and 401(k) Savings Plan and $2,800 in insurance premiums.
 (6) Includes $5,705 allocated to Mr. Carell under the Company's Profit Sharing and 401(k) Savings Plan and $2,800 in insurance premiums.
 (7) Allocated to Mr. Bond under the Company's Profit Sharing and 401(k) Savings Plan.
 (8) Allocated to Mr. Eads under the Company's Profit Sharing and 401(k) Savings Plan.
 (9) Allocated to Mr. Kahn under the Company's Profit Sharing and 401(k) Savings Plan.
(10) Allocated to Mr. Susick under the Company's Profit Sharing and 401(k) Savings Plan.

OPTION GRANTS

     The following table reflects certain information with respect to options to acquire shares of Central Parking's Common Stock granted under the Key Personnel Plan to the Named Executive Officers during the fiscal year ended September 30, 1999. No stock appreciation rights were granted.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                        POTENTIAL
                                                             INDIVIDUAL GRANTS                          REALIZABLE
                                           -----------------------------------------------------     VALUE AT ASSUMED
                                                             PERCENT OF                              ANNUAL RATES OF
                                             NUMBER OF         TOTAL                                   STOCK PRICE
                                             SECURITIES     OPTIONS/SARS   EXERCISE                  APPRECIATION FOR
                                             UNDERLYING      GRANTED TO      BASE                     OPTION TERM(1)
                                            OPTIONS/SARS    EMPLOYEES IN    PRICE     EXPIRATION   --------------------
NAME                                         GRANTED(#)     FISCAL YEAR     ($/SH)       DATE       5%($)       10%($)
----                                       --------------   ------------   --------   ----------   -------      -------
Monroe J. Carell, Jr.....................      10,000           3.2         50.375     10/01/08    316,810      802,848
James H. Bond............................       8,000           2.5         50.375     10/01/08    253,448      642,278
Emanuel J. Eads..........................       6,000           1.9         50.375     10/01/08    190,086      481,709
Alan J. Kahn.............................       6,000           1.9         50.375     10/01/08    190,086      481,709
Gregory A. Susick........................       6,000           1.9         50.375     10/01/08    190,086      481,709

---------------

(1) The dollar amounts under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future appreciation of Central Parking Common Stock.

OPTION EXERCISES AND VALUES

     The table below provides information as to exercises of options by the Named Executive Officers during the 1999 fiscal year under the Key Personnel Plan and the year-end value of unexercised options. Central Parking has granted no stock appreciation rights.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                        AND PERIOD-END OPTION/SAR VALUES

                                                                                        VALUE OF UNEXERCISED
                                                                NUMBER OF SECURITIES        IN-THE-MONEY
                                                               UNDERLYING UNEXERCISED     OPTIONS/SARS AT
                                                                  OPTIONS/SARS AT           FISCAL YEAR-
                                    SHARES                       FISCAL YEAR-END(#)          END($)(1)
                                   ACQUIRED         VALUE           EXERCISABLE/            EXERCISABLE/
NAME                            ON EXERCISE(#)   REALIZED($)       UNEXERCISABLE           UNEXERCISABLE
----                            --------------   -----------   ----------------------   --------------------
Monroe J. Carell, Jr..........        --             --            15,560/10,000                 75,304/0
James H. Bond.................        --             --            27,000/17,000           436,500/18,000
Emanuel J. Eads...............        --             --            20,249/12,751           327,371/13,504
Alan J. Kahn..................        --             --            15,749/12,751           231,746/13,504
Gregory A. Susick.............        --             --            15,749/12,751           231,746/13,504

---------------

(1) This amount represents the aggregate number of options multiplied by the difference between $29.25, the fair market value of Central Parking Common Stock at September 30, 1999 and the exercise price for each option.

EMPLOYMENT AGREEMENTS

     Central Parking has entered into employment agreements with each of its executive officers, including Messrs. Carell, Bond, Eads, Kahn and Susick. The employment agreements provide for base salary and annual performance-based bonus payments. Each employee can draw up to fifty percent (50%) of his budgeted bonus prior to the fiscal year-end. The employment agreements generally are for a term of one year and may be terminated by either party upon 30 days' written notice except that termination for theft, embezzlement, fraud, or intentional mishandling of Company funds shall be effective immediately. Upon termination of the employment agreement, the employee is prohibited from competing with Central Parking for a period of one year within 50 miles of any county or independent city in which the employee rendered services to or for Central Parking. Central Parking has entered into an agreement with Mr. Bond providing for a severance payment to Mr. Bond in cash or stock, at Central Parking's election, in an amount equal to three weeks of Mr. Bond's total compensation for each year of employment with Central Parking, upon the termination of Mr. Bond's employment with Central Parking for any reason other than fraud or intentional malfeasance. At September 30, 1999, such severance payment would equal approximately $1,338,000.

     Mr. Carell and Central Parking are parties to a deferred compensation agreement that entitles Mr. Carell to annual payments of $500,000 for a period of ten years following his termination, for any reason other than death, in exchange for a covenant not to compete. Thereafter, Mr. Carell is entitled to annual payments of $300,000 until his death and, in the event his wife survives him, she is entitled to annual payments of $300,000 until her death.

     Mr. Bond and Central Parking are parties to a Performance Unit Agreement pursuant to which Central Parking issued Mr. Bond 267,750 shares of Common Stock under Central Parking's 1995 Restricted Stock Plan, together with the right to receive until his normal retirement or, if earlier, the date of termination of his employment, additional shares of restricted Common Stock in an amount determined by a formula based upon Central Parking's performance over such period. The shares were granted in lieu of the Company's obligations to Mr. Bond under a previous agreement. If Mr. Bond voluntarily terminates his employment with Central Parking before his normal retirement, or if Central Parking terminates his employment for cause, all shares of Common Stock to be received under the Restricted Stock Plan are forfeited. The value of the restricted shares was $7,831,688 on September 30, 1999.

DIRECTOR COMPENSATION

     Non-employee directors of Central Parking receive a fee of $5,000 and $1,000 worth of restricted stock for each regular board meeting attended and $1,000 for all other special meetings attended. Under the 1995 Nonqualified Stock Option Plan for Directors, an option to acquire 11,250 shares is granted to each director upon his initial election to the Board and an option to purchase 4,500 shares of Common Stock is awarded to each director serving on the Board on the last day of Central Parking's fiscal year who has served in such capacity for at least six months during the fiscal year. In lieu of cash compensation, directors may elect to receive shares of restricted stock under the 1995 Restricted Stock Plan. Directors who are employees of Central Parking or its affiliates do not receive additional compensation for services as a director of Central Parking. All directors are reimbursed for actual expenses incurred in connection with attending meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     During Central Parking's fiscal year ended September 30, 1999, the Board held four meetings. The Board has an Audit Committee and a Compensation Committee, each of which was formed in August 1995. The Board does not have a standing Nominating Committee. During fiscal 1999, the Audit Committee held one meeting and the Compensation Committee held one meeting. During fiscal 1999, all of the current directors of Central Parking attended at least 75% of the aggregate number of meetings of the Board and the respective committees of the Board on which they served.

     The Compensation Committee, which is comprised of Messrs. Benjamin, Conlee, Harwood, Katz, O'Neil, and Stadler is responsible for reviewing and recommending the appropriate compensation and benefits of officers of Central Parking, considering and making grants and awards under and administering Central Parking's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and overseeing Central Parking's various other compensation and benefit plans.

     The Audit Committee, which is comprised of Messrs. Nelson, Davidson and O'Neil, is responsible for overseeing the auditing procedures and financial reporting of Central Parking, reviewing the general scope of Central Parking's annual audit and the fees charged by Central Parking's independent certified public accountants, determining the duties and responsibilities of the internal auditors, receiving, reviewing and accepting the reports of Central Parking's independent certified public accountants, and overseeing Central Parking's systems of internal accounting and management controls.

COMPENSATION PURSUANT TO PLANS

  EPS Compensation Program

     The Central Parking Corporation EPS Compensation Program for Senior Executives, which became effective in fiscal 1999, is designed to align senior executives' compensation more closely with the interests of the Company's shareholders. Under the plan, cash bonuses are based on growth in earnings per share, which is generally viewed as the primary determinant of a company's stock price. Total cash compensation under the plan is limited to 120% of base salary and target bonus levels. Any additional compensation that is due in the event EPS exceeds the target levels is paid in the form of options. The plan is administered by the Board of Directors of the Company. As of September 30, 1999, 10 executive officers (two of whom are directors) were participants in the plan. A total of $1,067,299 was paid to plan participants for fiscal 1999.

  1995 Incentive and Nonqualified Stock Option Plan for Key Personnel

     The Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel is described under Proposal II.

  1995 Restricted Stock Plan

     In August 1995, Central Parking's Board of Directors and shareholders adopted the Restricted Stock Plan under which restricted shares of Common Stock are available for grant to directors, officers and other key employees and consultants of Central Parking and its subsidiaries. The plan is administered by the Board of Directors or a committee designated by the Board, which has the authority to select participants, make stock awards, determine the size and terms of stock awards (subject to the terms of the plan) and to make other determinations with respect to the plan. A participant vests in shares awarded under the plan in accordance with the vesting schedule determined by the Board (or the committee designated by the Board to administer the plan), except that a participant vests fully in any shares awarded under the plan in the event of a change of control, as defined in the plan. As of September 30, 1999, two executive officers (one of whom is also a board member), eight non-employee directors and three key employees held a total of 279,311 shares under the Restricted Stock Plan. The Restricted Stock Plan allows for the issuance of up to 2,317,500 shares of Common Stock, in the aggregate, when taken together with shares available for grant under the Key Personnel Plan. If the amendment to the Key Personnel Plan described under Proposal II is approved by the shareholders, an additional 1,500,000 shares of Company Common Stock will be available, in the aggregate, for grant under the Restricted Stock Plan and the Key Personnel Plan. Each non-employee director receives a restricted stock award of $1,000 worth of restricted stock for attendance at each Board meeting.

  1995 Nonqualified Stock Option Plan for Directors

     The Company's 1995 Nonqualified Stock Option Plan for Directors is described under Proposal III.

  1996 Employee Stock Purchase Plan

     The Company maintains an employee stock purchase plan that qualifies under
Section 423 of the Internal Revenue Code and permits substantially all of Central Parking's domestic employees (including executive officers) to purchase shares of the Company's Common Stock. The plan authorizes the issuance of up to 450,000 shares of Common Stock. As of September 30, 1999, 175,400 shares had been issued under this plan. Participating employees may purchase Common Stock at a purchase price equal to 85% of the lower of the fair market value of the Common Stock at the beginning or the end of the participation period. Participation periods are annual and begin on April 1 of each year. Employees may designate up to 10% of their annual salary (up to a maximum of $25,000) for the purchase of Common Stock under the plan.

  Profit Sharing and 401(k) Savings Plan

     Under the Central Parking System Profit Sharing and 401(k) Savings Plan, the Company matches 100% of each participant's pre-tax contributions up to 3% of compensation and matches 50% of the next 2% of compensation. All matching contributions are 100% vested when made. Substantially all of Central Parking's domestic employees (including executive officers) are eligible to participate in the plan. The plan also allows profit sharing contributions to be made by the Company. The Company determines the amount of profit sharing contributions, if any, it will contribute to the plan each year. Profit sharing contributions are allocated among participants based on years of service and total compensation (up to $150,000). Profit sharing contributions generally vest over a five-year period.

  Deferred Stock Unit Plan

     In February 1997, Central Parking's shareholders ratified the Deferred Stock Unit Plan. The plan provides for the issuance of up to 375,000 shares of Common Stock. Under the plan, key employees designated to participate in the plan automatically defer ten percent of their annual cash compensation, unless they elect otherwise. Participants may also elect to defer additional amounts of their cash compensation up to a combined maximum of 50% of total cash compensation. Amounts deferred under the plan are converted into stock units, which generally represent the right to receive the number of shares equal to the dollar amount of the deferral divided by the fair market value of the Company's Common Stock on the date the last cash payment for such year would have been made. For deferrals in excess of 10% of total compensation, the number of shares granted to participants is increased by 25%. These premium shares vest ratably over a four-year period. A participant's stock unit account is paid to the participant or his designee upon the participant's retirement, death, termination of employment, commencement date selected by the participant at the time the participant elects to make the deferral, or a change in control (as defined in the plan) of the Company. Seven executive officers participated in the plan in fiscal 1999.

                         COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act, without the express consent of the persons named below.

     The Compensation Committee (the "Committee") of the Board reviews and approves compensation levels for the Company's management personnel, including the Named Executive Officers. The Committee, which was established in August 1995, held one meeting during the fiscal year ended September 30, 1999.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     The Company adopted the EPS Compensation Program for Senior Executives in September 1998. This new program, which became effective for fiscal 1999, is designed to align senior executives' compensation more closely with the interests of the Company's shareholders. The program is limited to senior executives with the potential to materially affect the success of the entire company. Ten senior executives, including four of the Named Executive Officers, participated in this program in fiscal 1999. The compensation program for other management personnel remains unchanged and is based on the profit performance of each manager's geographic area of responsibility.

     The program's components include base salary, bonus, stock options and stock ownership. As a part of the new program, the Company adjusted base salaries to bring them in line with similar public companies. Bonuses are based on growth in earnings per share, which is generally viewed as the primary determinant of a company's stock price. A pre-determined amount of stock options are awarded to senior executives each year. In addition, if earnings per share exceed targeted levels, participants in the program will receive a combination of cash and options as additional compensation. The total of base salary, target bonus and the value of the stock options granted to each participant represents the total target compensation of each participant. Total cash compensation under the program is limited to 120% of base salary and target bonus. Any compensation in excess of the 120% cash cap that is due in the event EPS exceeds targeted levels is paid in the form of stock options. Total compensation payable under the program is equal to the cash cap plus 1.2 times the value of the options initially granted.

     The Company also seeks to align the interests of senior management with the interests of the Company's shareholders through stock ownership. The program sets forth specific stock ownership guidelines for senior executives. All "full value" shares, including stock units held in the Company's Deferred Stock Unit Plan, may be used to satisfy the ownership requirements. Stock options are excluded from this calculation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Monroe Carell, the Company's Chairman and Chief Executive Officer, is a participant in the Company's EPS Compensation Program for Senior Executives. In fiscal 1999, Mr. Carell's base salary was $500,000 and his bonus was $170,006. Mr. Carell's bonus was based on growth in the Company's earnings per share in fiscal 1999.

     THIS REPORT IS SUBMITTED BY WILLIAM S. BENJAMIN, CECIL CONLEE, LOWELL HARWOOD, LEWIS KATZ, WILLIAM C. O'NEIL, JR., AND JULIA C. STADLER, BEING ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD DURING THE 1999 FISCAL YEAR.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Benjamin, Conlee, Harwood, Katz, O'Neil, and Stadler served as members of the Compensation Committee of the Company's Board of Directors during fiscal 1999. Messrs. Harwood and Katz have certain business relationships with the Company. See "Certain Transactions". No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                              CERTAIN TRANSACTIONS

     The Company leases two properties from an entity 50% owned by Monroe Carell, Jr., the Company's Chairman and Chief Executive Officer, and 50% owned by Mr. Carell's three daughters, including Julia Carell Stadler, a director since March 1999. The leases, which were entered into in 1995, are for a term of ten years and provide for base rent of $290,000 plus percentage rent. Total rent expense for fiscal 1999, including percentage rent, was $531,000. Management believes such transactions have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated persons.

     The Company manages four parking facilities for companies owned in whole or in part by Lowell Harwood, a director of the Company since June 1997. Central Parking received approximately $100,000 in management fees for these facilities in fiscal 1999. In November 1998, the Company entered into a lease with GHG Realty LLC ("GHG") for office space in New York City for its city and regional offices. Mr. Harwood owns 25% of GHG. The Company paid $184,167 in rent to GHG in fiscal 1999. In addition, Mr. Harwood received a facilitator's fee of $100,000 for his assistance in the Company's purchase of a leasehold interest in a parking facility in New York.

     In connection with the Company's acquisition of Kinney System Holding Corp. ("Kinney") in February 1998, the Company entered into a consulting agreement with Lewis Katz, one of the principal shareholders of Kinney and a director of the Company since May 1998. Under this agreement, Mr. Katz is entitled to receive a base consulting fee of $200,000 a year beginning in February 1999 and continuing for a period of four years. The agreement also provides certain incentives to Mr. Katz to seek new business opportunities for the Company. In this regard, Mr. Katz is entitled to receive a "participating consulting fee" equal to 10% of "adjusted operating income," as defined in the agreement, from the operation of any new leased or managed parking facilities that Mr. Katz secures for the Company. This participating consulting fee, which is to be paid for a period of five years from the commencement date of the parking facility, is to be paid only to the extent adjusted operating income from these new locations exceeds $200,000. In fiscal 1999, Mr. Katz received $200,000 under the consulting agreement.

     A subsidiary of the Company entered into a limited partnership agreement with Arizin Ventures, L.L.C. ("Arizin"), a company owned by Lewis Katz, in fiscal 1999. The Company serves as the general partner of the partnership and Arizin serves as the limited partner. Under the partnership agreement, Katz has agreed to seek new business opportunities in the form of leases and management contracts to operate parking facilities as well as renewals of existing leases and contracts as requested by the Company. The Company operates all of the partnership's parking facilities. The Company owns 70% of the partnership and Arizin owns 30%. The partnership agreement provides that the net profit or loss of the partnership equals the combined lot level profit of each of the parking facilities operated by the partnership. Katz receives an administrative fee of $50,000 per quarter as long as he remains active in seeking new contracts or renewals for the partnership. Cash flow, after expenses, is distributed to the partners semi-annually. Mr. Katz is not entitled to receive the "participating consulting fee" under his consulting agreement (described above) for any opportunities presented to the partnership. The partnership agreement provides that the Company has the right to purchase Katz' interest in the partnership at fair market value in certain circumstances, including Katz' death or incapacity. Fair market value will be determined by independent appraisal. Arizin received $418,375 from the partnership in fiscal 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. During fiscal 1999, all such filings and disclosure requirements were met within the time allowed for all persons subject to Section 16(a).

               PROPOSALS OF STOCKHOLDERS FOR 2001 ANNUAL MEETING

     Shareholders intending to submit proposals for presentation at the 2001 Annual Meeting of Shareholders of the Company and inclusion in the Proxy Statement and form of proxy for such meeting must submit the proposal to the Company no later than September 16, 2000. Shareholders who intend to present a proposal at the 2001 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than November 30, 2000. Shareholders should forward such proposals to Henry J. Abbott, Secretary, Central Parking Corporation, 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212. Proposals must be in writing. Proposals should be sent to the Company by certified mail, return receipt requested. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                    AUDITORS

     The firm of KPMG LLP has served as the Company's independent public accountants since September 30, 1991, and has been selected to serve in such capacity for the fiscal year ended September 30, 2000. A representative of KPMG LLP will attend the Annual Meeting to respond to questions from shareholders and to make a statement if such representative so desires.

                            STOCK PERFORMANCE GRAPH

     The stock price performance graph depicted below is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express consent of the Company.

     The graph below compares the total cumulative return of the Company's Common Stock with the securities of entities comprising the S&P 500 Index and S&P Specialized Services Index. Cumulative return assumes $100 invested in the Company or the respective index on October 10, 1995, with no dividend reinvestment. Since there is no industry Peer Group, the Company utilized the S&P Specialized Services Index. The graph presents information since the Company's initial public offering date, October 10, 1995, to September 30, 1999.

                                                     CENTRAL PARKING
                                                       CORPORATION                   S&P 500            S&P SPECIALIZED SERVICES
                                                     ---------------                 -------            ------------------------
10/10/95                                                   100                         100                         100
9/30/96                                                    272                         147                         134
9/30/97                                                    394                         206                         165
9/30/98                                                    630                         225                         109
9/30/99                                                    366                         288                         111

                                   EXHIBIT A

        AMENDMENT TO THE CENTRAL PARKING CORPORATION 1995 INCENTIVE AND
                NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL

     The Central Parking Corporation 1995 Incentive and Nonqualified Stock Option Plan (the "Plan") is hereby amended by deleting Section 3 of the plan in its entirety and replacing such section with the following:

          3. STOCK SUBJECT TO THE PLAN. There will be reserved for issuance under the Plan and under the Corporation's 1995 Restricted Stock Plan an aggregate of 3,817,500 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, reorganization, merger, consolidation, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

                                   EXHIBIT B

      AMENDMENT TO THE CENTRAL PARKING CORPORATION 1995 NONQUALIFIED STOCK
                           OPTION PLAN FOR DIRECTORS

     The Central Parking Corporation 1995 Nonqualified Stock Option Plan for Directors (the "Plan") is hereby amended by deleting Section 3 of the Plan in its entirety and replacing such section with the following:

          3. STOCK SUBJECT TO THE PLAN. There will be reserved for issuance upon exercise of Options 475,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock, any merger, consolidation or reorganization, or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

PROXY                      CENTRAL PARKING CORPORATION                     PROXY
               ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 15, 2000
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Monroe J. Carell, Jr. and Stephen A. Tisdell, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Central Parking Corporation, to be held on Tuesday, February 15, 2000, at 10:00 a.m. Central Standard Time, at the Company's headquarters located at 2401 21st Avenue South, Third Floor, Nashville, Tennessee, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY to vote for all nominees
         (except as marked to the contrary below)          listed below

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK
                  THE BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Monroe J. Carell, Jr., James H. Bond, William S. Benjamin, Cecil Conlee, Marc L.
                    Davidson, Lewis Katz, Edward G. Nelson,
                William C. O'Neil, Jr., and Julia Carell Stadler

(2) TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL TO INCREASE THE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN BY 1,500,000:
[ ] FOR APPROVAL OF THE AMENDMENT    [ ] AGAINST APPROVAL OF THE AMENDMENT
                                  [ ] ABSTAIN

(3) TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS TO INCREASE THE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN BY 250,000:

[ ] FOR APPROVAL OF THE AMENDMENT    [ ] AGAINST APPROVAL OF THE AMENDMENT
                                  [ ] ABSTAIN

                          (Continued on reverse side)

                          (Continued from other side)

(4) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

      [ ] FOR DISCRETION        [ ] AGAINST DISCRETION        [ ] ABSTAIN

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                Dated:                    , 2000
                                                      ---------------------

                                                --------------------------------

                                                Dated:                    , 2000
                                                      ---------------------

                                                --------------------------------
                                                Signatures of shareholder(s)
                                                should correspond exactly with
                                                the names printed hereon. Joint
                                                owners should each sign
                                                personally. Executors,
                                                administrators, trustees, etc.,
                                                should give full title and
                                                authority.